FAHN, KANNE & CO.
                         CERTIFIED PUBLIC ACCOUNTANTS (Isr.)


          5. DRUYANOV ST., TEL-AVIV 63143
          P. O. B. 11535, TEL-AVIV 61114
          TEL 03-294946, FAX. 03-201386






                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 ---------------------------------------------------





          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements of Ampal Financial Services Ltd. dated March 8, 1994, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1993, and to all references to our firm included in such Registration Statement.











                                          /s/ Fahn, Kanne & Co.
                                             Fahn, Kanne & Co.
                                        Certified Public Accountants (Isr.)




          Tel-Aviv, Israel
          August 11, 1994